LMP Institutional Trust
SMASh Series EC Fund
SUBADVISORY AGREEMENT

       This SUBADVISORY AGREEMENT (Agreement) is made this 2nd day of September 2008 by and between Western Asset Management Company a corporation organized under the laws of California (the Subadviser) and Western Asset
Management Company Pte. Ltd. a corporation organized under the laws of Singapore (Western
Singapore).

       WHEREAS the Subadviser has been retained by Legg Mason Partners Fund Advisor LLC to provide investment advisory management and administrative services to Legg Mason Partners
Institutional Trust (the Trust) a Maryland business trust registered as a management investment company under the Investment Company Act of 1940 as amended (the 1940 Act) to provide investment advisory management and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the
Fund) and

       WHEREAS the Subadviser wishes to engage
Western Singapore to provide certain investment advisory services to the Fund and Western
Singapore is willing to furnish such services on the terms and conditions hereinafter set forth

       NOW THEREFORE in consideration of the
promises and mutual covenants herein contained it is agreed as follows:

       1.	In accordance with and subject to
the Subadvisory Agreement between the Subadviser and Legg Mason Partners Fund Advisor LLC with respect to the Fund (the Subadvisory Agreement) the Subadviser hereby appoints Western Singapore to act as a subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. Western Singapore accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

       2.	The Subadviser shall cause Western
Singapore to be kept fully informed at all times with regard to the securities owned by the Fund its funds available or to become available for investment and generally as to the condition of the Funds affairs. The Subadviser shall furnish Western
Singapore with
such other documents and information with regard to the Funds affairs as Western Singapore may from time to time reasonably request.

       3. (a) Subject to the supervision of the Trusts Board of Trustees (the Board) Legg Mason
Partners Fund Advisor LLC and the Subadviser
Western Singapore shall regularly provide the Fund with respect to such portion of the Funds assets as shall be allocated to Western Singapore by the Subadviser from time to time (the Allocated Assets) with investment research advice management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the
Funds investment objectives policies and restrictions as stated in the Funds current
Prospectus and
Statement of Additional Information. Western
Singapore shall with respect to the Allocated
Assets
determine from time to time what securities and other investments will be purchased (including as permitted in accordance with this paragraph swap agreements options and futures) retained sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests and shall implement those decisions (including the execution of investment documentation) all subject to the provisions of the Trusts Declaration of Trust and By-
Laws (collectively the Governing Documents) the
1940 Act and the applicable rules and
regulations
promulgated thereunder by the Securities and Exchange Commission (the SEC) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law as well as the investment objectives policies and restrictions of the Fund referred to above and any other specific policies adopted by the Board and disclosed to Western Singapore. Western Singapore is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.
Western Singapore will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer foreign currency dealer futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders subject to applicable law brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934 as
amended (the Exchange Act)) to the Fund and/or the other accounts over which Western Singapore or its affiliates exercise investment discretion.
Western Singapore is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the
Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Western Singapore determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Western Singapore and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict
Western Singapores authority regarding the execution of the Funds portfolio transactions provided herein. Western Singapore shall exercise voting rights rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as the Board may provide and shall perform such other functions of investment management and supervision as may be directed by the Board.
Western Singapore may execute on behalf of the Fund certain agreements instruments and documents in connection with the services performed by it under this Agreement. These may include without limitation brokerage agreements clearing agreements account documentation futures and options agreements swap agreements other investment related agreements and any other agreements documents or instruments Western Singapore believes are appropriate or desirable in performing its duties under this
Agreement.

       	(b)	The Fund hereby authorizes any
entity or person associated with Western
Singapore which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule
11a2-2(T)
thereunder and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
Notwithstanding the foregoing Western Singapore agrees that it will not deal with itself or with members of the Board or any principal underwriter of the Fund as principals or agents in making purchases or sales of securities or other property for the account of the
Fund nor will it purchase any securities from an underwriting or selling group in which Western
Singapore
or its affiliates is participating or arrange for purchases and sales of securities between the Fund and another account advised by Western Singapore or its affiliates except in each case as permitted by the
1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time and will comply with all other provisions of the Governing Documents and the Funds then-current
Prospectus and Statement of Additional
Information relative to Western Singapore and its directors and officers.

       4.	Western Singapore may delegate to
any other one or more companies that Western
Singapore controls is controlled by or is under common control with or to specified employees of any such companies certain of Western Singapores duties under this Agreement provided in each case
Western Singapore will supervise the activities of each such entity or employees thereof that such delegation will not relieve Western Singapore of any of its duties or obligations under this Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.

       5.	Western Singapore agrees that it
will keep records relating to its services hereunder in accordance with all applicable laws and in compliance with the requirements of Rule 31a-3 under the
1940 Act Western Singapore hereby agrees that any records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the
Funds request. Western Singapore further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940
Act for the periods prescribed by Rule 31a-2 under the
1940 Act.

       6.	(a)	Western Singapore at its
expense shall supply the Board the officers of the
Trust Legg Mason Partners Fund Advisor LLC and the Subadviser with all information and reports reasonably required by them and reasonably available to Western Singapore relating to the services provided by Western Singapore hereunder.

       	(b)	Western Singapore shall bear
all expenses and shall furnish all necessary services facilities and personnel in connection with its responsibilities under this Agreement.
Other than
as herein specifically indicated Western
Singapore shall not be responsible for the Funds expenses including without limitation advisory fees distribution fees interest taxes governmental fees voluntary assessments and other expenses incurred in connection with membership in investment company organizations organization costs of the Fund the cost (including brokerage commissions transaction fees or charges if any) in connection with the purchase or sale of the Funds securities and other investments and any losses in connection therewith fees and expenses of custodians transfer agents registrars independent pricing vendors or other agents legal expenses loan commitment fees expenses relating to share certificates expenses relating to the issuing and redemption or repurchase of the Funds shares and servicing shareholder accounts expenses of registering and qualifying the Funds shares for sale under applicable federal and state law expenses of preparing setting in print printing and distributing prospectuses and statements of additional information and any supplements thereto reports proxy statements notices and dividends to the Funds shareholders costs of stationery website costs costs of meetings of the Board or any committee thereof meetings of shareholders and other meetings of the
Fund Board fees audit fees travel expenses of officers members of the Board and employees of the
Fund if any and the Funds pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers Board members and employees litigation expenses and any non-recurring or extraordinary expenses as may arise including without limitation those relating to actions suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Funds Board members and officers with respect thereto.

       7.	No member of the Board officer or
employee of the Trust or Fund shall receive from the
Trust or Fund any salary or other compensation as such member of the Board officer or employee while he is at the same time a director officer or employee of Western Singapore or any affiliated company of
Western Singapore except as the Board may decide. This paragraph shall not apply to Board members executive committee members consultants and other persons who are not regular members of Western
Singapores or any affiliated companys staff.

       8.	The Manager shall not pay Western
Singapore any fee hereunder. Western Singapore acknowledges and agrees that the Fund is an integral part of separately managed account programs and that Western Singapore will be compensated directly or indirectly by separately managed account sponsors for services rendered hereunder.
Western Singapore acknowledges and agrees that such compensation is sufficient compensation hereunder.

       9.	Western Singapore assumes no
responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund provided that nothing in this Agreement shall protect
Western
Singapore against any liability to the
Subadviser Legg Mason Partners Fund Advisor LLC or the Fund to which Western Singapore would otherwise be subject by reason of willful misfeasance bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 9 the term Western Singapore shall include any affiliates of
Western Singapore performing services for the Trust or the Fund contemplated hereby and the partners shareholders directors officers and employees of Western Singapore and such affiliates.

       10.	Nothing in this Agreement shall
limit or restrict the right of any director officer or employee of Western Singapore who may also be a Board member officer or employee of the Trust or the Fund to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar nature or a dissimilar nature nor to limit or restrict the right of Western Singapore to engage in any other business or to render services of any kind including investment advisory and management services to any other fund firm individual or association.
If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of Western Singapore is considered at or about the same time transactions in such securities will be allocated among the accounts in a manner deemed equitable by Western
Singapore. Such
transactions may be combined in accordance with applicable laws and regulations and consistent with
Western Singapores policies and procedures as presented to the Board from time to time.

       11.	For the purposes of this Agreement
the terms assignment interested person and majority of the outstanding voting securities shall have the meanings given to them by Section
2(a) of the
1940 Act subject to such exemptions as may be granted by the SEC by any rule regulation or order.

       12.	This Agreement will become effective
with respect to the Fund on the date set forth opposite the Funds name on Schedule A annexed hereto provided that it shall have been approved by the
Trusts Board and if so required by the 1940 Act by the shareholders of the Fund in accordance with the requirements of the 1940 Act and unless sooner terminated as provided herein will continue in effect until the second anniversary of the date of effectivenes. Thereafter if not terminated this Agreement shall continue in effect with respect to the Fund so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

       13.	This Agreement is terminable with
respect to the Fund without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund in each case on not more than 60 days nor less than 30 days written notice to Western
Singapore or by Western Singapore upon not less than 90 days written notice to the Fund and the Subadviser and will be terminated upon the mutual written consent of the Subadviser and Western Singapore.
This Agreement shall terminate automatically in the event of its assignment by Western Singapore and shall not be assignable by the Subadviser without the consent of Western Singapore.

       14.	Western Singapore agrees that for
any claim by it against the Fund in connection with this
Agreement or the services rendered under the Agreement it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

       15.	No provision of this Agreement may
be changed waived discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change waiver discharge or termination is sought and no material amendment of the Agreement shall be effective until approved if so required by the 1940 Act by vote of the holders of a majority of the Funds outstanding voting securities.

       16.	This Agreement and any supplemental
terms contained on Annex I hereto if applicable embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision statute rule or otherwise the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

       17.	This Agreement shall be construed
and the provisions thereof interpreted under and in accordance with the laws of the State of New
York.
[signature page to follow]



IN WITNESS WHEREOF the parties hereto have
caused this Agreement to be executed by
their officers thereunto duly authorized.
WESTERN ASSET MANAGEMENT COMPANY
By:	/s/ W. Stephen Venable Jr.
       Name:  W. Stephen Venable Jr.
       Title: Manager US Legal and Corporate
Affairs
WESTERN ASSET MANAGEMENT COMPANY
PTE. LTD.
By:	/s/ Daniel E. Giddings
       Name:  Daniel E. Giddings
       Title:  Manager International Legal and
Compliance

       The foregoing is acknowledged:

       The undersigned officer of the Trust has
executed this Agreement not individually but in
his/her
capacity as an officer of the Trust. The Trust
does not hereby undertake on behalf of the Fund
or
otherwise any obligation to Western Asset
Management Company Pte. Ltd.
LEGG MASON PARTNERS INSTITUTIONAL
TRUST
By:	/s/ R. Jay
Gerken_______________________________
       Name:  R. Jay
Gerken___________________________
       Title: Chairman President and Chief
Executive Officer


















    SMASh Series EC Fund Signature Page


ANNEX I

Not Applicable
















































SCHEDULE A

SMASh SERIES EC FUND           Date:  September
2 2008



2
A/72617709.1
A/72617709.1